SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: December 3, 2000


                             THE ART BOUTIQUE, INC.
                          ----------------------------
              (New name of registrant as specified in its charter)
(successor registrant under Sec. 12(g)3 of the Securities Exchange Act of 1934)


                                  KEARNEY, INC.
                              --------------------
                     (Prior name of corporation pre-merger)


 WYOMING                        000-31057               83-0327512
----------------              -------------            ------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.
incorporation                                          pre-merger)
pre-merger)

WYOMING
-----------------             -------------            ------------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.
incorporation                                          post-merger)
post-merger)


                    P.O. Box 4644, Casper, Wyoming 82604-4644
           ----------------------------------------------------------
                                  (NEW ADDRESS)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: None




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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

On November 3, 2000, The Art Boutique, Inc. subscribed for and paid for one million shares of common stock of Kearney, Inc. for $3,000. Kearney, Inc. used the proceeds of the subscription to rescind the subscriptions and repay the original investment of all original shareholders due to the fact that the SEC expressed a position in letter from Richard Wulff dated January 21, 2000, that all shares issued in "blank check" companies must be registered before any resale, and that was not the representation made originally to Kearney, Inc. share subscribers. After the recission, the Art Boutique, Inc. owned 100% of the issued and outstanding shares of Kearney, Inc. and then conducted a statutory merger with its wholly owned subsidiary.

The Company is a successor registrant pursuant to Section 12(g) 3 of the Securities Exchange Act of 1934, by virtue of a statutory merger of the Parent, The Art Boutique, Inc. a Wyoming corporation, and its wholly owned subsidiary, Kearney, Inc., a Wyoming corporation, with The Art Boutique, Inc. being the survivor. There was no change to the issued and outstanding shares of The Art Boutique, Inc. and all shares of Kearney, Inc. were retired by virtue of the merger.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

In November 2000, The Art Boutique, Inc. executed its Plan of Merger and Articles of Merger with Kearney, Inc. At the time of the effective date of the merger, The Art Boutique, Inc. ownd 100% of the outstanding stock of Kearney, Inc. All outstanding shares of Kearney, Inc. were retired in the merger. The Art Boutique, Inc. is the surviving company after the merger.

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

               None.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               None.


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ITEM 5.    OTHER EVENTS

                None.

ITEM 6.    RESIGNATION AND APPOINTMENT OF OFFICERS AND DIRECTORS

     The officers and Directors of The Art Boutique, Inc. now form the Board after the Merger of companies. Prior Director, Ronald A. Shogren, resigned effective upon the Merger.

     WILLIAM A. ERICKSON, age 68, is President and a Director of the Company. Mr. Erickson graduated from the University of Wyoming in 1959 with a Bachelor of Science degree in Education. He served in the Armed Forces from 1950 to 1955. He has been associated with the real estate business for forty years, starting in 1960 when he received his real estate license. He qualified as a real estate broker in 1986. Mr. Erickson is currently working toward an Associate of Applied Science Degree/Computer Science with Business option. Mr. Erickson was a Director and officer of Bird-Honomichl, Inc. (1994-1998). Mr. Erickson is currently an Officer and Director of The Art Boutique, Inc., Fuels, Inc., Prairie, Inc., and Kearney, Inc. He has been an Officer and Director of Tempus, Inc. (1997 - May 2000) and isPresident and Director of Garner Investments, Inc.

     PERCY S. CHOPPING, JR., age 67, is a Dirctor of the Company. Mr. Chopping retired from the University of Wyoming in 1994, where he headed the Photography and Video Prouction Department of the Wyoming Family Practice Medical Center for sixteen years. Mr. Chopping currently operates his Photography and Video busines. Mr. Chopping is currently an officer and Director of Hinds, Inc., and Prairie, Inc. He was an officer and Director of Zee, Inc. from 1997 to March 2000.

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

     MICHAEL R. BUTLER, age 46, is Secretary/Treasurer and a Director of the Company. Mr. Butler was employed for 19 years by Amoco Production Company, an oil and gas producing company operating in the state of Wyoming. In 1997 and 1998, Mr. Butler has owned and operated a farm/ranch west of Casper, Wyoming. Mr. Butler has been trained in and has experience in waterflood injection, oil and gas producing operations, maintenance, and wetland development. Mr. Butler is a Director of Hindsight, Inc. dba Oil City Printers, a commercial printing business (since 1988). Mr. Butler is a Director and Secretary/Treasurer of The Art Boutique, Inc. (since 1996), Phillips 44, Inc., (since 1998) and Tempus, Inc. (since 1997).


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

        Financial Statements - To be filed by subsequent amendment.


        Exhibits -           10.1 Articles of Merger
                             10.2 Plan of Merger


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 6, 2000                        The Art Boutique, Inc.


                                               By: /s/ William A. Erickson
                                                  ---------------------------
                                                  William A. Erickson, President

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